SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                                   ----------

                     TIAA - CREF Institutional Mutual Funds
                (Name of Registrant as Specified in its Charter)

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

           RESPONSES TO QUESTIONS SUBMITTED BY SCHOLARSHARE INVESTMENT
                             BOARD STAFF VIA E-MAIL
           -----------------------------------------------------------

Where will the profits from this increase go (to Teachers Advisors or somewhere else) and what will they be used for?

     o Teachers Advisors will use any profits earned from its management of the Funds to provide for service enhancements for its clients. However, as a subsidiary, any profits beyond what is needed to operate and enhance its business would be given to its parent company, TIAA, for the benefit of its participants.

Will any of the other 529 plans TFI administers experience increases in fees if the underlying mutual fund fees increase?

     o TFI manages 12 state programs and the Independent 529 Program. Of those 12 state programs, 8 are unitary priced programs, including the ScholarShare Program. There will be no impact on program fees for any unitary priced program, including ScholarShare, for the length of each state program's current contract term. The fees of the Independent 529 Program during its current contract term will also not be impacted by increases in the TIAA-CREF Institutional Mutual Funds' fees.

     o    We are not able to comment on the impact on non-unitary programs.

In the proxy statement it says that if an increase is not approved funds may need to be closed. Which funds are likely to close?

     o As the TIAA-CREF Institutional Mutual Funds are still in the proxy solicitation period, Teachers Advisors thinks it is premature to comment on which funds it might recommend closing or liquidating if the proposed investment management agreement is not approved.

If funds are closed how will TFI ensure that the asset allocation has appropriate asset class representation?

     o TFI will ensure that the ScholarShare Program has an appropriate asset allocation strategy regardless of the outcome of the shareholder meeting. In order to ensure that this is the case, TFI will take an appropriately broad view on the universe of funds it uses to create that strategy. The range of funds TFI could utilize would include existing proprietary funds, new proprietary funds, and non-proprietary funds.

Please quantify the expense and profit information.

     o In the proxy statement, you will find the pro forma fees to be collected by Teachers Advisors under the proposed fees (pp. 30-31). The aggregate fees collected by Teachers Advisors would have been $16.1 million for the year ended December 31, 2004 if the proposed fees were in place. Please note that these amounts do not include the contractual investment management fee waiver for Institutional Growth Equity and Institutional Growth & Income Funds. Had these waivers been in place, the fees for these Funds would reflect the amounts in the current fee column, which would reduce the aggregate fees to be collected to $13.2 million. The actual expenses of Teachers Advisors during the year ended December 31, 2004 were approximately $12.2 million. This means that if the proposed investment management fees had been in place during 2004, Teachers Advisors would have had estimated operating earnings of $1.0 million and an operating profit margin of 7.6%, which is considerably less than the profit margins of most publicly traded asset management firms.

What would the operating profit margin have been had it not included the contractual fee waiver for the Institutional Growth Equity and the Institutional Growth & Income funds? Please include calculations.

     o As noted above, the aggregate fees collected by Teachers Advisors would have been $16.1 million for the year ended December 31, 2004 without the Growth Equity and Growth & Income Funds' waivers, which would have made Teachers Advisors' profit margin 24%

Please indicate what the expected operating margin is anticipated to be upon expiration of the fee waiver of these two funds.

     o We are unable to respond. To derive an estimate, we would need to make assumptions regarding net flow by fund, investment performance by fund, as well as projections with regard to changes in expenses, cost structure.

Please provide all pertinent information that would assist ScholarShare in determining whether the level of fee increases in aggregate are reasonable from an operating profit standpoint.

     o Please refer to the attached research from Strategic Insight. The category entitled "Operating Pre-Tax Margins 2004" includes data that is directly comparable to the estimated profit margins we provided above.

How did you determine the peer groups? We understand the methodology that Lipper uses to determine similar funds, but we do not understand how the small groups are formed--are they representative of the larger universe or are they chosen because they are substantially similar in characteristics to the TIAA-CREF fund versus the larger universe or is there some other determining factor?

     o Teachers Advisors has been advised by Lipper that the smaller peer groups were selected based on average net assets at the portfolio level (including assets of all share classes). The peer universe was sorted based on portfolio assets and peers are selected with both more and less assets than the fund being analyzed (i.e., the TIAA-CREF Institutional Mutual Fund). In most cases, seven funds with more assets and seven funds with less assets were selected, however each selected fund's assets must fall within a reasonable size range relative to the fund being analyzed. Based on several of the screening criteria, the smaller peer groups may not contain exactly the same number of peers. The rationale for using this method is to measure economies of scale relative to similarly-sized portfolios.

How much were the underlying mutual fund fees reduced in 2002? Please note that we have asked this question twice before and have not received an answer.

---------------------------------------------------------------------------
                            Prior Investment        Current Investment
Fund                         Management Fee           Management Fee
---------------------------------------------------------------------------
International Equity             0.27%                    0.09%
---------------------------------------------------------------------------
Growth Equity                    0.23%                    0.08%
---------------------------------------------------------------------------
Growth & Income                  0.23%                    0.08%
---------------------------------------------------------------------------
Equity Index                     0.18%                    0.04%
---------------------------------------------------------------------------
Social Choice Equity             0.19%                    0.04%
---------------------------------------------------------------------------
Bond                             0.18%                    0.08%
---------------------------------------------------------------------------
Money Market                     0.15%                    0.04%
---------------------------------------------------------------------------

Please note that the Funds that are not included in the chart were not operational at the time of the fee reduction in 2002.

Presentation 1a - Primarily Mutual Fund Companies
-------------------------------------------------

                          Comparative Growth and Profitability of Public Money Management Companies

                                        ------------------------------------------------------------------------------------
                                                                    Cohen        Eaton        (d)                     Janus
                                        AMVESCAP       Calamos     & Steers    Vance (c)   Federated    Franklin     Capital
                                        ------------------------------------------------------------------------------------
Assets Managed 12/04 ($B)                 382.1         38.0         18.3        94.3        216.4        402.2       139.0
 % Change From 12/03                        3%           59%          57%         26%        -10%          19%         -8%
 % Change From 12/02                       15%          195%         176%         70%         -6%          56%          0%
 % Change From 12/01                       -4%          307%         221%         67%         -4%          51%        -28%
 % Change From 12/00                       -5%          519%          na          92%         21%          77%        -46%
 % Change From 12/99                        7%           na           na         131%         30%          71%        -46%

Operating Revenues '04 vs. '03 (a)          8%           95%          61%         39%          6%          28%         -7%
Operating Expenses '04 vs. '03 (a)          9%           92%         -10%         28%          7%          13%         10%

Operating Revenues '03 vs. '02 (a)         -5%           74%          24%          6%          2%          10%        -12%
Operating Expenses '03 vs. '02 (a)         -4%           22%          12%         10%          3%           3%        -13%

Operating Revenues '02 vs. '01 (a)         -8%           66%                      11%         -4%           2%        -27%
Operating Expenses '02 vs. '01 (a)         -1%           18%                      17%         -8%           1%        -12%

Operating Revenues '01 vs. '00 (a)         -4%                                    11%         23%           0%        -32%
Operating Expenses '01 vs. '00 (a)          1%                                     1%         25%          17%        -30%

Operating Revenues '00 vs. '99 (a)         42%                                    14%         14%           4%         90%
Operating Expenses '00 vs. '99 (a)         35%                                    12%          9%           5%         72%

Operating Pre-Tax Margins 2004 (b)         26%           54%          62%         52%         42%          44%         28%
Operating Pre-Tax Margins 2003 (b)         27%           53%          32%         47%         43%          36%         39%
Operating Pre-Tax Margins 2002 (b)         27%           33%          25%         50%         43%          32%         38%
Operating Pre-Tax Margins 2001 (b)         32%            6%                      52%         41%          31%         49%
Operating Pre-Tax Margins 2000 (b)         36%           25%                      47%         42%          41%         50%
Operating Pre-Tax Margins 1999 (b)         33%                                    46%         39%          42%         44%

After-Tax Return On Equity 2004            na           104%         n.m.         32%         42%          19%          6%
After-Tax Return On Equity 2003            na            na           na          27%         52%          14%         45%
After-Tax Return On Equity 2002            na                                     36%         71%          11%          5%
After-Tax Return On Equity 2001            na                                     42%         88%          12%         25%
After-Tax Return On Equity 2000            na                                     52%        117%          19%         71%
After-Tax Return On Equity 1999            na                                      8%        120%          19%         na

-------------------------------------
As a % of Assets Managed: (a)
-------------------------------------
2004 Adv/Service/Sls Comm Rev. (est.)     0.60%         0.69%        0.64%       0.48%       0.37%        0.65%       0.67%
2004 Mgt. & Selling Expenses (est.)       0.44%         0.32%        0.26%       0.23%       0.21%        0.36%       0.48%
                                          -----         -----        -----       -----       -----        -----       -----
  Difference (Pre-Tax)                    0.16%         0.37%        0.38%       0.25%       0.16%        0.29%       0.19%
----------------------------------------------------------------------------------------------------------------------------

      Comparative Growth and Profitability of Public Money Management Companies

                                        -----------------------------------------------
                                                    T. Rowe      Waddell       14 Co.
                                        Nuveen       Price       & Reed       Composite
                                        -----------------------------------------------
Assets Managed 12/04 ($B)               115.5        235.2        38.7         2,718.6
 % Change From 12/03                     21%          24%           6%           11%
 % Change From 12/02                     45%          67%          37%           20%
 % Change From 12/01                     69%          50%          18%           -8%
 % Change From 12/00                     86%          41%           5%            3%
 % Change From 12/99                     93%          31%           4%            9%

Operating Revenues '04 vs. '03 (a)       17%          29%          12%           17%
Operating Expenses '04 vs. '03 (a)       12%          19%          10%           15%

Operating Revenues '03 vs. '02 (a)       13%           9%           4%            2%
Operating Expenses '03 vs. '02 (a)       14%           5%           4%            0%

Operating Revenues '02 vs. '01 (a)        5%         -11%          -9%           -6%
Operating Expenses '02 vs. '01 (a)       11%          -8%           0%           -2%

Operating Revenues '01 vs. '00 (a)        0%         -15%          -6%           -3%
Operating Expenses '01 vs. '00 (a)       -5%         -11%           4%            3%

Operating Revenues '00 vs. '99 (a)        4%          17%          47%           31%
Operating Expenses '00 vs. '99 (a)        5%          18%          42%           27%

Operating Pre-Tax Margins 2004 (b)       49%          41%          36%           42%
Operating Pre-Tax Margins 2003 (b)       47%          37%          35%           39%
Operating Pre-Tax Margins 2002 (b)       48%          35%          35%           37%
Operating Pre-Tax Margins 2001 (b)       51%          34%          41%           38%
Operating Pre-Tax Margins 2000 (b)       48%          37%          47%           40%
Operating Pre-Tax Margins 1999 (b)       48%          38%          45%           41%

After-Tax Return On Equity 2004          29%          22%          52%           31%
After-Tax Return On Equity 2003          31%          18%          33%           25%
After-Tax Return On Equity 2002          30%          18%          66%           28%
After-Tax Return On Equity 2001          28%          19%          84%           34%
After-Tax Return On Equity 2000          28%          31%         104%           47%
After-Tax Return On Equity 1999          30%          35%          49%           41%

-------------------------------------
As a % of Assets Managed: (a)
-------------------------------------
2004 Adv/Service/Sls Comm Rev. (est.)   0.46%        0.62%        0.87%         0.59%
2004 Mgt. & Selling Expenses (est.)     0.23%        0.36%        0.31%         0.33%
                                        -----        -----        -----         -----
  Difference (Pre-Tax)                  0.23%        0.26%        0.56%         0.26%
---------------------------------------------------------------------------------------

(a)  May include items related to distribution.
(b)  Excludes some distribution-related income and expenses where applicable.
(c)  Assets as of October 2004 fiscal year end.
(d) Federated Advisory/Service/Sales Commission asset ratios are calculated including assets under administration.

Presentation 1b - Institutionally-Oriented Companies
----------------------------------------------------

                  Comparative Growth and Profitability of Public Money Management Companies

                                        --------------------------------------------------------------------
                                        Affiliated       Alliance                                   14 Co.
                                        Managers Grp     Cap L.P.     BlackRock       Gabelli      Composite
                                        --------------------------------------------------------------------
Assets Managed 12/04 ($B)                  129.8           538.8        341.8          28.7         2,718.6
 % Change From 12/03                        42%             13%          10%             4%           11%
 % Change From 12/02                        83%             39%          25%            35%           20%
 % Change From 12/01                        60%             18%          43%            16%           -8%
 % Change From 12/00                        67%             19%          68%            22%            3%
 % Change From 12/99                        58%             46%         108%            31%            9%

Operating Revenues '04 vs. '03 (a)          33%             12%          20%            24%           17%
Operating Expenses '04 vs. '03 (a)          34%             19%          22%            17%           15%

Operating Revenues '03 vs. '02 (a)           3%              1%           2%            -1%            2%
Operating Expenses '03 vs. '02 (a)           3%             -1%           2%            11%            0%

Operating Revenues '02 vs. '01 (a)          18%             -7%           5%           -15%           -6%
Operating Expenses '02 vs. '01 (a)          21%             -3%           2%           -20%           -2%

Operating Revenues '01 vs. '00 (a)         -11%             29%           9%            -4%           -3%
Operating Expenses '01 vs. '00 (a)         -13%             34%           9%           -10%            3%

Operating Revenues '00 vs. '99 (a)         -12%             33%          25%            33%           31%
Operating Expenses '00 vs. '99 (a)         -10%             31%          22%            31%           27%

Operating Pre-Tax Margins 2004 (a)          44%             35%          29%            42%           42%
Operating Pre-Tax Margins 2003 (a)          44%             38%          30%            39%           39%
Operating Pre-Tax Margins 2002 (a)          45%             37%          30%            45%           37%
Operating Pre-Tax Margins 2001 (a)          46%             40%          29%            42%           38%
Operating Pre-Tax Margins 2000 (a)          45%             42%          29%            38%           40%
Operating Pre-Tax Margins 1999 (a)          46%             41%          27%            37%           41%

After-Tax Return On Equity 2004             12%             18%          19%            18%           31%
After-Tax Return On Equity 2003             10%              9%          23%            14%           25%
After-Tax Return On Equity 2002             10%             15%          24%            18%           28%
After-Tax Return On Equity 2001             10%             15%          25%            26%           34%
After-Tax Return On Equity 2000             12%             29%          27%            33%           47%
After-Tax Return On Equity 1999             18%             94%          31%            11%           41%

-------------------------------------
As a % of Assets Managed: (a)
-------------------------------------
2004 Adv/Service/Sls Comm Rev. (est.)      0.65%           0.53%        0.19%          0.84%         0.59%
2004 Mgt. & Selling Expenses (est.)        0.36%           0.34%        0.14%          0.48%         0.33%
                                           -----           -----        -----          -----         -----
  Difference (Pre-Tax)                     0.29%           0.19%        0.05%          0.36%         0.26%
------------------------------------------------------------------------------------------------------------

(a)  Excludes some distribution-related income and expenses where applicable.
(b)  May include items related to distribution.


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